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                                                                     EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              TREK RESOURCES, INC.


         ARTICLE 1. Name. The name of the Corporation is Trek Resources, Inc. (the "CORPORATION").

         ARTICLE 2. Address. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         ARTICLE 3. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

         ARTICLE 4. Description and Authorization of Stock.

                  (a) Stock Authorization. The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 70,000,000 shares, which shall consist of (i) 50,000,000 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK") and (ii) 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK").

                  (b) Common Stock.

                           (i) Voting Rights. The holders of Common Stock will
be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, including the election of directors. The holders of Common Stock shall not have cumulative voting rights.

                           (ii) Dividends. Subject to the prior rights of any
Preferred Stock issued by the Corporation, as and if dividends are declared thereon by the Board of Directors of the Corporation out of funds legally available therefor, whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, on a share-for- share basis, in all such dividends.

                           (iii) Liquidation. Upon any liquidation, dissolution
or winding up of the Corporation, after all amounts due and owing to the holders of any Preferred Stock of the Corporation have been paid or the payment has been fully provided for, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock and will be entitled to share equally, on a share-for-share basis, in such distribution. Neither the merger or consolidation of the Corporation with or into another corporation or corporations, nor the sale or transfer by the Corporation of all or part of its


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assets, nor the reduction of its capital stock, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

                  (c) Preferred Stock.

                           (i) Issuance. The Preferred Stock may be issued from
time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, dividend or other special rights, and qualifications, limitations, restrictions or other characteristics thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereafter prescribed. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any respect.

         The resolution or resolutions providing for the issuance of any such series may provide, without limitation:

                                    (A) whether or not shares of a series shall
have voting rights, full, special or limited, or shall have no voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class or series either alone or together with the holders of one or more other classes or series of stock; provided, however, that if the resolutions authorize the holders of Preferred Stock to elect Directors upon certain events, those Directors elected by the holders of Preferred Stock shall be in addition to those directors authorized from time to time pursuant to the Bylaws of the Corporation;

                                    (B) the number of shares to constitute the
series and the designations thereof;

                                    (C) the preferences and relative,
participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

                                    (D) whether or not the shares of any series
shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (E) whether or not the shares of a series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                                    (F) the dividend rate, if any, whether
dividend rates are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on

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any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and the date or dates from which such dividends shall accumulate;

                                    (G) the preferences, if any, and the amounts
thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                    (H) whether or not the shares of any series
shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

                                    (I) whether or not the shares of any series,
at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                                    (J) such other voting powers, designations,
preferences, rights, qualifications, limitations or restrictions with respect to any series as the Board of Directors of the Corporation may deem advisable.

                           (ii) Increases and Decreases in Series. The Board of
Directors of the Corporation may increase the number of shares (but not above the total number of authorized shares of the class) of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock (but not below the number of shares thereof then outstanding) designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         ARTICLE 5. Rights of Stockholders. No holder of shares of stock of the Corporation shall have any preemptive or other similar right, except as such rights are expressly provided by contract, or by resolution creating a series of Preferred Stock, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class of stock, or series thereof; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class of stock, or series thereof, may be issued or disposed of by the Board of Directors to such persons, and on

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such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

         ARTICLE 6. Duration of Existence. The Corporation is to have perpetual existence.

         ARTICLE 7. Bylaws. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders.

         ARTICLE 8. Board of Directors.

                  (a) Number. Except as otherwise fixed by the provisions of a resolution adopted pursuant to ARTICLE 4(c) (Description and Authorization of Stock -- Preferred Stock) relating to the rights of the holders of the Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors shall be not less than three and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The number of directors constituting the initial board of directors is five and the name and address of the persons who are to serve as director until the first annual meeting of the stockholders or until their successor is elected and qualified is:


NAME                                  ADDRESS
----                                  -------

Michael E. Montgomery                 4925 Greenville Avenue, Suite 950
                                      Dallas, Texas 75206

James P. McGowen                      4925 Greenville Avenue, Suite 950
                                      Dallas, Texas 75206

Harold H. Ginsburg                    4925 Greenville Avenue, Suite 950
                                      Dallas, Texas 75206

Kenneth R. Smith                      4925 Greenville Avenue, Suite 950
                                      Dallas, Texas 75206

Dewain V. Hill                        4925 Greenville Avenue, Suite 950
                                      Dallas, Texas 75206

                  (c) Ballots, Cumulative Voting. Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of shares of capital stock of the Corporation shall have any rights to cumulate votes in the election of directors.

                  (d) Preferred Stock, Directors. Notwithstanding the foregoing, whenever the holders of Preferred Stock shall have the right to elect directors at an annual or special meeting of

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stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of any resolution adopted pursuant to ARTICLE 4 (Description and Authorization of Stock) of this Certificate of Incorporation applicable thereto.

         ARTICLE 9. Amendments to the Certificate. The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         ARTICLE 10. Indemnification.

                  (a) The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Notwithstanding the foregoing, except as provided in (c) below, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) Such rights shall be contract rights and as such shall run to the benefit of any director or officer who is elected and accepts the position of the director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this ARTICLE 10 (Indemnification) is in effect. Any repeal or amendment of this ARTICLE 10 (Indemnification) shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this
ARTICLE 10 (Indemnification). Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL.

                  (c) If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors or any Committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant, is permissible in the

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circumstances nor an actual determination by the Corporation (including the
Board of Directors or any Committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification by the Corporation is not permissible.

                  (d) In the event of the death of any person having rights of indemnification under the foregoing provisions, such rights shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                  (e) As used in this ARTICLE 10 (Indemnification), the term "PROCEEDING" means any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         ARTICLE 11. Limitation on Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this ARTICLE 11 (Limitation on Liability) by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         ARTICLE 12. Incorporator. The name of the incorporator of the Corporation is R. Sean Elliott, whose mailing address is 1600 N. Collins Blvd., Suite 2000, Richardson, Texas 75080.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, does now make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of December, 2000.



                                 /s/ R. Sean Elliott
                                 -------------------------------------------
                                 R. Sean Elliott

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